EXHIBIT 32.1

Nabi Biopharmaceuticals

SECTION 1350 CERTIFICATION

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s report on Form 10-Q for the quarter ended September 29, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that, to the best of their knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 29, 2007 and the results of operations of the Company for the three and nine months ended September 29, 2007.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: November 8, 2007	By:	/s/ Leslie Hudson, Ph.D.
	Name:	Leslie Hudson, Ph.D.
	Title:	President and Interim Chief Executive Officer

Date: November 8, 2007	By:	/s/ Jordan I. Siegel
	Name:	Jordan I. Siegel
	Title:	Senior Vice President of Finance and Administration,
Chief Financial Officer and Treasurer